Exhibit 22.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
PennCorp Financial Group, Inc.:

     The audits referred to in our report dated March 19, 1998 included the related financial statement schedules as of December 31, 1997, and for each of the years in the three-year period ended December 31, 1997, included herein. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We consent to the incorporation by reference in the registration statements (No. 333-13285) on Form S-3 and (Nos. 333-48629, 333-48631 and 333-48637) on
Form S-8 of PennCorp Financial Group, Inc. of our reports included herein relating to the consolidated balance sheets of PennCorp Financial Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related schedules, and to the reference to our firm under the heading "Experts" in the prospectus related to the Form S-3 registration statement.

                                                     KPMG PEAT MARWICK LLP




Raleigh, North Carolina
March 27, 1998